EXHIBIT 1.1

                VAN KAMPEN FOCUS PORTFOLIOS, MUNICIPAL SERIES 336

                                 TRUST AGREEMENT

                                                            Dated: July 24, 2000

         This Trust Agreement between Van Kampen Funds Inc., as Depositor, American Portfolio Evaluation Services, a division of Van Kampen Investment Advisory Corp., as Evaluator, and The Bank of New York, as Trustee, sets forth certain provisions in full and incorporates other provisions by reference to the document entitled "Standard Terms and Conditions of Trust For Van Kampen American Capital Distributors, Inc. Tax-Exempt Trust, Dated March 16, 1995" (herein called the "Standard Terms and Conditions of Trust"), and such provisions as are set forth in full and such provisions as are incorporated by reference constitute a single instrument. All references herein to Articles and Sections are to Articles and Sections of the Standard Terms and Conditions of Trust.

                                WITNESSETH THAT:

         In consideration of the premises and of the mutual agreements herein contained, the Depositor and the Trustee agree as follows:


                                     PART I

                     STANDARD TERMS AND CONDITIONS OF TRUST

         Subject to the provisions of Part II hereof, all the provisions contained in the Standard Terms and Conditions of Trust are herein incorporated by reference in their entirety and shall be deemed to be a part of this instrument as fully and to the same extent as though said provisions had been set forth in full in this instrument.


                                     PART II

                      SPECIAL TERMS AND CONDITIONS OF TRUST

The following special terms and conditions are hereby agreed to:

     (a) The Bonds defined in Section 1.01(4), listed in the Schedules hereto, have been deposited in the Trusts under this Trust Agreement.

     (b) The fractional undivided interest in and ownership of the various Trusts represented by each Unit thereof is a fractional amount, the numerator of which is one and the denominator of which is the amount set forth under "Summary of Essential Financial Information - General Information__Number of Units" in the related Prospectus Part I.

     (c) The approximate amounts, if any, which the Trustee shall be required to advance out of its own funds and cause to be paid to the Depositor pursuant to
Section 3.05 shall be the amount per Unit that the Trustee agreed to reduce its fee or pay Trust expenses set forth in the footnotes in the related Prospectus
Part I times the number of units in such Trust referred to in Part II (b) of this Trust Agreement.

     (d) The First General Record Date and the amount of the second distribution of funds from the Interest Account of each Trust shall be the record date for the Interest Account and the amount set forth under "Summary of Essential Financial Information-Estimated Distributions - Initial Distribution" in the related Prospectus Part I.

     (e) The First Settlement Date shall be the date set forth in the footnotes to the "Summary of Essential Financial Information" in the related Prospectus
Part I.

     (f) Any monies held to purchase "when issued" bonds will be held in noninterest bearing accounts.

     (g) The Evaluation Time for purpose of sale, purchase or redemption of Units shall be the close of the New York Stock Exchange.

     (h) As set forth in Section 3.05, the Record Dates and Distribution Dates for each Trust are those dates set forth under "Summary of Essential Financial Information - Estimated Distributions" in the related Prospectus Part I.

     (i) As set forth in Section 3.15, the Evaluator's Annual Supervisory Fee shall be that amount set forth in "Summary of Essential Financial
Information-Expenses-Evaluator's Supervisory Fee" in Prospectus Part I.

     (j) As set forth in Section 4.03, the Evaluator's Annual Evaluation Fee shall be that amount, and computed on that basis, set forth in "Summary of Essential Financial Information-Expenses-Evaluator's Evaluation Fee" in the related Prospectus Part I

     (k) The Trustee's annual compensation as set forth under Section 6.04, under each distribution plan shall be that amount as specified in the related Prospectus Part I under the section entitled "Summary of Essential Financial Information-Expenses-Trustee's Fee" and will include a fee to induce the Trustee to advance funds to meet scheduled distributions.

     (l) The sixth paragraph of Section 3.05 is hereby revoked and replaced by the following paragraph:

     Unitholders desiring to receive semi-annual distributions and who purchase their Units prior to the Record Date for the second distribution under the monthly plan of distribution may elect at the time of purchase to receive distributions on a semi-annual basis by notice to the Trustee. Such notice shall be effective with respect to subsequent distributions until changed by further notice to the Trustee. Unitholders desiring to receive semi-annual distributions and who purchase their Units prior to the Record Date for the first distribution may elect at the time of purchase to receive distributions on a semi-annual basis by notice to the Trustee. Such notice shall be effective with respect to subsequent distributions until changed by further notice to the Trustee. Changes in the plan of distribution will become effective as of opening of business on the day after the next succeeding semi-annual Record Date and such distributions will continue until further notice.

     (m) Sections 8.02(d) and 8.02(e) are hereby revoked and replaced with the following:

     (d) distribute to each Unitholder of such Trust such holder's pro rata share of the balance of the Interest Account of such Trust;

     (e) distribute to each Unitholder of such Trust such holder's pro rata share of the balance of the Principal Account of such Trust; and

     (n) Section 1.01(1) and (3) shall be replaced in their entirety by the following:

     (1) "Depositor" shall mean Van Kampen Funds Inc. and its successors in interest, or any successor depositor appointed as hereinafter provided.

     (3) "Evaluator" shall mean American Portfolio Evaluation Services (a division of Van Kampen Investment Advisory Corp.) and its successors in interest, or any successor evaluator appointed as hereinafter provided.

     (o) Notwithstanding anything to the contrary in the Standard Terms and Conditions of Trust, the Trustee may satisfy any redemption of Units through distribution of a Unitholder's pro rata share of each Bond then held by the Trust in lieu of cash as described in Section 5.02 of the Standard Terms and Conditions of Trust. In such case the Unitholder will receive his pro rata share of the then outstanding principal value of the Bonds and cash equal to any fractional share of a Bond. Such pro rata share of each Bond and the related cash to which the tendering Unitholder is entitled is referred to herein as an "In Kind Distribution." An In Kind Distribution will be made by the Trustee through the distribution of each Bond in book-entry form to the account of the Unitholder's bank or broker-dealer at Depository Trust Company. If funds in the Principal Account are insufficient to cover the required cash distribution to the tendering Unitholder, the Trustee may sell Bonds according to the criteria discussed in Section 5.02 of the Standard Terms and Conditions of Trust.

336 TA__
0000204/mjk
October 18, 1998

     IN WITNESS WHEREOF, the undersigned have caused this Trust Agreement to be executed and their corporate seals to be hereto affixed and attested; all as of the day, month and year first above written.

                                                           VAN KAMPEN FUNDS INC.

                                                               By JAMES J. BOYNE
                                             -----------------------------------
                                                           Senior Vice President


                                                                          (SEAL)
                                                                         Attest:

                                                          By Weston B. Wetherell
                                                --------------------------------
                                                                  Vice President

     AMERICAN PORTFOLIO EVALUATION SERVICE, a division of Van Kampen Investment Advisory Corp.

                                                               By JAMES J. BOYNE
                                                    ----------------------------
                                                           Senior Vice President


                                                                          (SEAL)
                                                                         Attest:

                                                          By Weston B. Wetherell
                                               ---------------------------------
                                                                  Vice President


                                                            THE BANK OF NEW YORK

                                                                By JEFFREY COHEN
                                               ---------------------------------
                                                                  Vice President


                                                                          (SEAL)
                                                                         Attest:

                                                                  By ROBERT WEIR
                                                        ------------------------
                                                             Assistant Treasurer


                          SCHEDULES TO TRUST AGREEMENT

                         SECURITIES INITIALLY DEPOSITED

                VAN KAMPEN FOCUS PORTFOLIOS, MUNICIPAL SERIES 336


     (Note: Incorporated herein and made a part hereof as indicated below are the corresponding "Portfolio" of each of the Trusts as set forth in the related Prospectus Part I.)